POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints J. Frank Harrison, Jr., J. Frank Harrison, III and Reid M. Henson, and each of them, its true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for it and in its name, place and stead, in any and all capacities, to sign the Schedule 13D to be filed with the Securities and Exchange Commission by the undersigned, to sign the Agreement Regarding Joint Filing of Statement on Schedule 13D, to sign any and all amendments to such Schedule 13D and such Agreement Regarding Joint Filing of Statement on
Schedule 13D, and to file the same with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully and to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact, agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                            JFH Family Limited Partnership - FH1
                                            By: J. Frank Harrison Family, LLC,
                                                its General Partner

                                            /s/ J. Frank Harrison, Jr.
                                            ------------------------------------
                                            By:  J. Frank Harrison, Jr.
                                            Title:  Chief Manager


                                            December 1, 1998
                                            ------------------------------------
                                            Effective Date